Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 30, 2024 with respect to the consolidated financial statements and schedule of Lions Gate Entertainment Corp. included in the Registration Statement (Form S-1) and related Prospectus of Lionsgate Studios Holding Corp. for the registration of 283,853 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

March 21, 2025